______________________________________________________________________________________________________
  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________________________________________________________________________________________
FORM 8-K
______________________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2026
______________________________________________________________________________________________________
Goosehead Insurance, Inc.
(Exact Name of Registrant as Specified in Charter)
 ______________________________________________________________________________________________________

Delaware	001-38466	82-3886022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Solana Boulevard, Ste. 4500
Westlake, Texas 76262
(Address of Principal Executive Offices, and Zip Code)

214-838-5500
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	GSHD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 17, 2026 Goosehead Insurance, Inc. issued a press release announcing its financial results for the quarter ended December 31, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 2.02 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Louis Goldberg was appointed to the Company’s Board of Directors (the “Board”) effective February 18, 2026. Mr. Goldberg was also appointed to the Nominating and Governance Committee of the Board.

The Board has determined that Mr. Goldberg is independent in accordance with applicable NASDAQ Global Select Market rules and the Company’s corporate governance guidelines.

Mr. Goldberg previously was a senior partner of Davis Polk, a leading US and international law firm, for over 28 years and a leader of its board advisory practice. Mr. Goldberg was recognized by Forbes as one of America’s Top Lawyers in 2025, and by American Lawyer as a “Dealmaker of the Year” for 2024. He has been a lead advisor to many industry-leading corporations around the world on their most challenging board and corporate matters for many years. Since 2020, Mr. Goldberg has been a Special Advisor to Hope Community Services, a New York-based community services organization feeding and supporting thousands of underprivileged people. Mr. Goldberg holds a B.Bus.Sci LLB degree (Magna Cum Laude) from the University of Cape Town, South Africa, and an LLM (First Class honors) from Cambridge University in the United Kingdom.

There are no arrangements or understandings between Mr. Goldberg and any other person pursuant to which Mr. Goldberg was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Goldberg has any direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Goldberg will also enter into the Company’s standard indemnification and restrictive covenant agreements for directors and executive officers.

Additionally, Thomas McConnon has announced that with his term as a director expiring in May of 2026, he will roll off of the Company’s Board effective February 18, 2026. Mr. McConnon’s departure was not the result of any dispute or disagreement with the Company on any matter relating to its operations, policies, or practices.

Item 7.01 Regulation FD Disclosure.

On February 17, 2026, the Company issued a press release announcing the appointment of Mr. Goldberg to the Board and that Mr. McConnon will roll off of the Board prior to his term expiring in May of 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Goosehead Insurance, Inc. dated February 17, 2026 (furnished pursuant to Item 2.02)
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

Date: February 17, 2026

EXHIBIT INDEX

No.	Description

99.1	Press Release issued by Goosehead Insurance, Inc. on February 17, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOSEHEAD INSURANCE, INC.

By:	/s/ Mark K. Miller
Mark K. Miller President and Chief Executive Officer